Exhibit 10.13(b)


                                             Burlington Industries, Inc.
                                             Executive Offices
                                             3330 West FriendlyAvenue
                                             Greensboro, North Carolina 27410
                                             (336) 379-2000


September 13, 2000



Mr. Abraham B. Stenberg

Dear Abe:

         This letter will confirm our understanding of the arrangements under which you are to provide consulting services for Burlington Industries, Inc. ("Burlington" or the "Company") following your voluntary retirement effective September 30, 2000. The terms of this arrangement are set out below.

         1. You will render services as an independent private consultant at times and places deemed mutually agreeable. In your consulting activities for the Company, you will report to George W. Henderson, Chairman and Chief Executive Officer, or his designated representative.

         2. Your services will be rendered as needed over the period of October 1, 2000 through December 31, 2000.

         3. It is understood that during the period October 1, 2000 through December 31, 2000, the Company will pay you the amount of $39,166.66 per month for your commitment to provide consulting time to the Company as requested and provided by mutual agreement. An invoice for services rendered shall be submitted by the 5th day of each month for the preceding month's services.

         4. This Agreement can be terminated at any time during the period by either yourself or the Company upon the provision of thirty (30) days written notice. This Agreement may be extended beyond December 31, 2000 upon the mutual agreement and written consent of the parties and upon such other written terms and conditions as may be negotiated at that time.

         5. It is understood that the Company will reimburse you for air travel, or any other reasonable travel expense to and from the location of your assignment, including lodging, meals, travel, and miscellaneous expenses as provided by the Burlington expense report policy. All such expenses are to be submitted on a monthly basis, covered by a properly completed and signed Burlington expense report form. You acknowledge and agree that you will not be covered by Burlington's business travel/accident insurance policies when traveling in performance of the services being rendered hereunder.

         6. During the period hereof, you shall remain free to undertake both professional and consulting agreements with other parties, provided, however, that you will not become employed by (including self-employment) or render advisory or consulting services to any competitor (present or potential) of Burlington without our prior written consent and approval. If, with Burlington's consent, you accept full time employment by a person or entity other than Burlington during the period hereof, this Agreement will automatically terminate (except as provided in paragraph 17 hereof).

         7. You recognize and confirm your continuing obligation, notwithstanding any provision of this Agreement to the contrary, to maintain confidential all information, operations or situations treated by Burlington as secret and/or confidential which became known to you during the course of your employment prior to the date of this Agreement. You recognize that in working with us under this Agreement it will be necessary to disclose to you and expose you to information, operations, and situations which we treat as confidential. You agree accordingly to keep these matters, any trade secrets and the scope of your work with us entirely secret and confidential until made public by Burlington.

         8. You recognize and confirm, notwithstanding any provision of this Agreement to the contrary, that all improvements, inventions, designs and useful ideas conceived or made by you during your past employment with Burlington which relate in any way to Burlington's business shall be disclosed promptly in writing, drawing or other tangible form to Burlington and shall be its exclusive property. All improvements, inventions, designs and useful ideas and other works of authorship conceived or made by you in connection with your performance of services under this Agreement shall be disclosed promptly in writing, drawing or other tangible form to Burlington and shall be its exclusive property. All such property described herein shall be assigned or conveyed to Burlington. You agree further to execute all necessary applications and assignments with respect to such property which we may prepare at our own expense. There will be no additional costs or charges to the Company for the assignment or conveyance of such rights or applications, if any, to the Company.

         9. On September 30, 2000, your present employment with Burlington will end. At this time, you may apply for and receive benefits under the Retirement System, Employee's 401(k) Savings Plan, and any other benefits for which you are eligible, other than severance pay. Payment will be made under the terms and conditions of the plans.

         10. You acknowledge and agree that Burlington Industries, Inc. has no obligation to pay you severance, including, without limitation, under Section XI H 3.1 of the company Manual, and you hereby waive any and all claims to same. You also acknowledge and agree that Burlington has no obligation to pay you severance pay or any other compensation not expressly provided for here in by virtue of your performance of services under this Agreement.

         11. It is understood and agreed that the services to be rendered by you under this Agreement shall be rendered by you as an independent contractor/consultant and you will not be deemed an employee of Burlington Industries, Inc. or any of its subsidiaries, and as such you will not be covered under any of the Company's employee benefit programs, except those for which you may have become eligible by virtue of your previous employment with Burlington.

         12. It is expressly understood and agreed that continuation of the payments and arrangements provided for is conditioned upon your observance of the obligations assumed hereinabove and the following terms and restrictions:

                (a)    You agree that you will  continue to evidence a spirit of
                       friendship   and  good  will  toward  the  Company,   its
                       subsidiaries and management; and

                (b) You will not directly or indirectly seek to hire away any employees of the Company, nor create any ill will between the Company and any of its present or former employees or customers.

         13. Burlington will deduct Social Security and income tax from payments for services rendered under this Agreement.

         14. You hereby represent that, to your knowledge, there are no impediments or preexisting obligations which could prevent or impair your ability to perform the terms of this Agreement. In the event you are unable to perform your obligations hereunder by reason of such impediments or preexisting obligations, then Burlington shall be released from all obligations under this Agreement.

         15. This integrated document (as it may be amended or extended from time to time pursuant to paragraph 4 herein) constitutes the entire Agreement herein, and all matters relating to your employment and/or the termination of your employment with the Company; and it supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning all subject matters covered herein.

         16. Your obligations under paragraphs 7, 8, 12 and 15 will survive the expiration or termination of this Agreement.

         If the foregoing confirms our understanding, would you please sign and return to us the enclosed duplicate original of this letter.

                                   Sincerely,

                                           BURLINGTON INDUSTRIES, INC.



                                           By________________________________
                                              George W. Henderson, III
                                              Chairman and Chief
                                               Executive Officer
Confirmed and Agreed to:


______________________________
Abraham B. Stenberg

Date Signed___________________